Exhibit 10.3

Service Cooperation Agreement

Contract No.: ZX2019001

This Service Cooperation Agreement (hereinafter referred to as the “Agreement”) is made and entered into by and between the following parties on November 3, 2019 based on the principles of honesty, credibility, equality, and voluntariness. Both parties shall abide by the Agreement.

Party A: Qianhai Zhixing Commercial Factoring Co., Ltd

Legal Representative: Hejiang Yu

Mailing Address: Room 201, Building A, 1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone, Shenzhen

Party B: Shanghai Fendan Information Technology Co., Ltd

Legal Representative: Chunjie Xu

Mailing Address: Room 296-13, Building 3, 2111 Beiyan Highway, Chongming District, Shanghai (Chongming Forest Tourism Park, Shanghai)

Article 1 Basic Information of the Parties

1. Party A is a commercial factoring limited company legally established and validly existing in accordance with Chinese laws and is mainly engaged in factoring (non-bank financing) services.

2. Party B is a limited company legally established and validly existing in accordance with Chinese laws and is mainly engaged in e-commerce, technical consulting, technical services, and business information consulting.

Now both parties plan to enter into strategic cooperation, and Party B intends to rely on its own resources to provide support for Party A’s business.

Article 2 Scope of Cooperation

Party A entrusts Party B to use its own resource advantages to complete the following tasks (the “Service”) according to Party A’s needs:

1. To complete the development and follow-up maintenance of a dedicated asset management system (see the annex to the Agreement for the requirements about the system);

2. To assist in the management of capital liquidity, and to carry out effective matching of capital and assets according to business needs and capital conditions; and

3. Other matters entrusted by Party A.

Article 3 Term

The term of this Agreement (the “Term”) is one year. The Agreement shall be automatically renewed for an additional one-year period at the end of each term with an unlimited number of automatic renewals, unless written notice of termination is given by either party before the expiry of the Term.

Article 4 Service Fee

Party A shall pay Party B a service fee covering all services provided by Party B (the “Service Fee”) based on the following criteria. Unless otherwise agreed by both parties, Party B shall not charge Party A any additional fees. The specific calculation of the Service Fee is as follows:

1. After the system has been developed and accepted by Party A, Party A shall pay Party B a lump sum of RMB1,000,000 (in words: one million RMB) for system development; and

2. During the Term, Party A pays Part B Service Fees according to Party A’s asset size of factoring business under the Service based on the following:

Service fee (per month) = monthly service fee for newly added assets + monthly service fee for existing assets

Monthly service fee for newly added assets = the value of the six-month period newly added assets * 0.5% per year + the value of the twelve-month period newly added assets * 1% per year

Monthly service fee for existing assets = the value of assets on loan at the end of the month * 0.5% per month

Party A shall pay the Service Fee to Party B on a monthly basis. Both parties shall calculate and reconcile the list and amount of the Service Fee payable by Party A last month.

Article 5 Declaration and Promise

Both parties declare and promise:

1. Both parties are legal entities legally established and validly existing;

2. Both parties are qualified to engage in the cooperation matters hereunder;

3. Both parties have been internally authorized to enter into the Agreement and to perform their obligations hereunder;

4. The authorized representative of each party has been fully authorized to sign the Agreement on behalf of the party;

5. Once signed, the Agreement constitutes a legal and effective binding on both parties; and

6. No actions of each party hereunder violate the current effective laws and regulations and other relevant provisions in China.

Article 6 Rights and Obligations

1. Rights and obligations of Party A

(1) Party A shall arrange personnel to actively negotiate with Party B on the development requirements of the asset management system and its detailed functions, and support Party B to complete the system’s development, upgrading and maintenance as well as the fund liquidity management;

(2) Party A has the right to ask Party B to provide relevant services as required herein, but shall prepare appropriate sites and equipment, and notify Party B of the funding arrangements for the Service in a timely manner so that Party B can perform the Service effectively;

(3) After Party B has completed the system’s development and deployment according to Party A’s requirements, Party A shall arrange personnel for acceptance of the system in a timely manner. If any defect of the system or any nonconformity with its requirements is found during the acceptance phase, Party A has the right to ask Party B to take corrective actions within a reasonable time limit;

(4) If the system fails to work because the host hardware of the installation system of Party A is damaged, Party B will provide Party A with system relocation services free of charge after Party A replaces the host on its own.

(5) After the system has been installed and accepted, Party A has the right to ask Party B to provide system upgrading services based on its actual business needs. The rates for such upgrading service charges shall be separately agreed upon by both parties based on the workloads concerned; and

(6) Party A shall pay Party B the Service Fee in full and in time as agreed herein.

2. Rights and obligations of Party B

(1) Party B shall coordinate resources according to Party A’s requirements to complete the development of the asset management system in a timely manner. If Party B finds that any of Party A’s requirements is defective or beyond the power of Party B during the development process, it shall actively communicate with Party A and propose a solution to be negotiated between the parties;

(2) After the system has been developed, Party B shall arrange personnel to deploy the system based on the equipment conditions of Party A, to recognize the acceptance by the said personnel, and to promptly correct any defect of the system or nonconformity with the requirements found during the acceptance phase;

(3) Party B shall arrange personnel to be responsible for the system’s repair and routine maintenance during the Term to ensure the system’s stable and effective operation;

(4) Party B shall arrange personnel to assist Party A in conducting necessary business and system training for Party A’s project personnel concerned;

(5) Party B shall arrange personnel to assist Party A in fund liquidity management based on Party A’s feedbacks on the funding arrangements for and the progress of the Service; and

(6) Party B has the right to ask Party A to pay the Service Fee as agreed, but shall arrange personnel to support Party A in reconciliation and issue invoices in a timely manner.

Article 7 Confidentiality

1. After the Agreement takes effect, neither party shall disclose anything in the Agreement to any third party (excluding the employees of both parties on a need-to-know basis) in any form without the written consent of the other party, unless such disclosure is subject to applicable national or local laws and regulations in China or applicable provisions herein, or such disclosure is made to any accountant, lawyer or relevant intermediary agency and its staff who needs to know for the purpose of performing the Agreement. The confidentiality obligations hereunder are not limited by the Term. Either party in breach of its obligations pursuant to this clause shall be held legally liable.

2. The term is 2 years for the confidentiality obligations under this clause, and such obligations shall survive even after the Agreement is terminated or canceled.

Article 8 Liabilities for Breach of Contract

Either party that violates the Agreement and fails to perform its obligations hereunder shall be deemed to have breached the contract. In addition to continuing to perform its obligations hereunder, the breaching party shall indemnify the non-breaching party against any and all losses caused by such breach (including, but not limited to: any and all litigation fees, attorney fees, notary fees, evaluation fees, preservation fees, auction fees and enforcement fees incurred thereof).

Article 9 Termination

Neither party shall unilaterally terminate the Agreement prematurely except for any of the following circumstances:

(1) Where both parties agree on the premature termination of the Agreement;

(2) Where one party fails to perform or violates the obligations hereunder and takes no corrective actions on receiving a written reminder from the other party which then has the right to terminate the Agreement prematurely;

(3) Where one party expressly indicates or takes actions to indicate that it will not perform its obligations hereunder, and the other party may terminate the Agreement prematurely; or

(4) Where one party loses its subject qualification herein, for example, when it is revoked or enters bankruptcy or liquidation procedures, the other party has the right to terminate the Agreement prematurely, except for reorganization, name change, division or merger with a third party.

Article 10 Miscellaneous

1. The Agreement shall come into effect when the legal or authorized representatives of both parties sign and affix their official seals.

2. Both parties may negotiate to sign a supplementary contract for matters not covered herein. The supplementary agreement, after being signed by both parties, has the same legal effect as the Agreement.

3. The mailing addresses stated at the beginning of the Agreement are the addresses agreed by both parties to serve documents mutually. If one party’s address changes, it shall notify the other party of such a change promptly; otherwise, any document sent by the other party to the previous address shall be deemed to have been served, while any and all adverse consequences arising therefrom shall be borne by the party failing to notify promptly.

4. The Agreement shall be construed in accordance with the laws of the People’s Republic of China. The establishment, effectiveness, performance, and termination of the Agreement and the rights and obligations of both parties hereunder shall be governed by the laws of the People’s Republic of China. Any disputes in connection with the Agreement shall be negotiated by both parties. If such negotiations fail, either party may bring a lawsuit to the people’s court where the plaintiff is located.

5. The Agreement is made in duplicate, with each party holding one. Each copy has the same legal effect.

(Remainder of page intentionally left blank. Signature page to follow.)

(Signature Page)

Party A: Qianhai Zhixing Commercial Factoring Co., Ltd [Company Seal Affixed Here]

Date: November 3, 2019

Party B: Shanghai Fendan Information Technology Co., Ltd [Company Seal Affixed Here]

Date: November 3, 2019

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